GBH CPAs, PC 6002 Rogerdale Road, Suite 500 Houston, Texas 77072 Tel: 713-482-0000 Fax: 713-482-0099	Exhibit 16.1

February 28, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of XIANGTIAN (USA) AIR POWER CO., LTD.’s Amendment No. 1 on Form 8-K to be filed with the Commission, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas